RBC Capital Markets®	Filed Pursuant to Rule 433 Registration Statement No. 333-189888 The information in this preliminary terms supplement is not complete and may be changed.
Preliminary Terms Supplement - Dated November 20, 2013	$__________ Ι Reverse Convertible Notes Ι Royal Bank of Canada
Pricing Supplement Dated November __, 2013 to
the Product Prospectus Supplement Dated July 25, 2013, Prospectus Supplement Dated July 23, 2013, and Prospectus Dated July 23, 2013

Royal Bank of Canada is offering fifteen (15) separate Reverse Convertible Notes (“RevCons” or the “Notes”). Each RevCon offering is a separate offering of RevCons linked to one, and only one, Reference Stock named below. The RevCons offered are senior unsecured obligations of Royal Bank of Canada, will pay a coupon at the interest rate specified below, and will have the terms described in the documents described above, as supplemented or modified by this terms supplement, as set forth below.

The RevCons do not guarantee any return of principal at maturity. Any payments on the RevCons are subject to our credit risk.
Investing in the RevCons involves a number of risks. See “Risk Factors” beginning on page S-1 of the prospectus supplement dated July 23, 2013, “Additional Risk Factors Specific to Your Notes” beginning on page PS-3 of the product prospectus supplement dated July 25, 2013 and “Selected Risk Considerations” beginning on P7 of this preliminary terms supplement.

The RevCons will not constitute deposits insured by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation (the “FDIC”) or any other Canadian or U.S. government agency or instrumentality.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this terms supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Common Terms for All Fifteen RevCons:
Issuer:	Royal Bank of Canada	Listing:	None
Pricing Date:	November 26, 2013	Principal Amount:	$1,000 per RevCons
Issuance Date:	November 29, 2013	Coupon Payment:	Each coupon will be paid in equal monthly payments. (30/360)
Initial Stock Price:	The closing price of the Reference Stock on the Pricing Date.	Final Stock Price:	The closing price of the Reference Stock on the applicable Valuation Date.
Payment at Maturity (if held to maturity):	For each $1,000 principal amount, $1,000 plus any accrued and unpaid interest at maturity unless:
(i) the Final Stock Price is less than the Initial Stock Price; and
(ii) on any day during the Monitoring Period, the closing price of the Reference Stock is less than the Barrier Price.

If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount, in addition to accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value of those shares.

Investors could lose some or all of their investment at maturity if there has been a decline in the trading price of the applicable Reference Stock.
Monitoring Period:	From and excluding the Pricing Date to and including the applicable Valuation Date.
Physical Delivery Amount:
For each $1,000 principal amount, a number of shares of the Reference Stock equal to the principal amount divided by the Initial Stock Price, subject to adjustment as described in the product prospectus supplement

Specific Terms for Each RevCon:
No	Reference Stock	CUSIP	Coupon Rate	Barrier Price	Term (Mo)	Estimated Initial Value(1)	Principal Amount	Price to Public	Agent’s Commission(2)	Proceeds to Royal Bank of Canada(2)

4207	Peabody Energy Corporation (BTU)	78010UJJ7	11.50%	80%	3	$970.22	$[ ]	100%	$[ ] / [ ]%	$[ ] / [ ]%

4208	Cliffs Natural Resources Inc. (CLF)	78010UJK4	11.50%	70%	3	$970.96	$[ ]	100%	$[ ] / [ ]%	$[ ] / [ ]%

4209	3D Systems Corporation (DDD)	78010UJL2	13.75%	70%	3	$962.33	$[ ]	100%	$[ ] / [ ]%	$[ ] / [ ]%

4210	Facebook, Inc. (FB)	78010UJM0	11.75%	75%	3	$970.46	$[ ]	100%	$[ ] / [ ]%	$[ ] / [ ]%

4211	KB HOME (KBH)	78010UJN8	12.50%	80%	3	$970.63	$[ ]	100%	$[ ] / [ ]%	$[ ] / [ ]%

4212	lululemon athletica inc. (LULU)	78010UJP3	9.25%	80%	3	$968.51	$[ ]	100%	$[ ] / [ ]%	$[ ] / [ ]%

4213	Netflix Inc. (NFLX)	78010UJQ1	10.75%	70%	3	$968.90	$[ ]	100%	$[ ] / [ ]%	$[ ] / [ ]%

4214	Tesoro Corporation (TSO)	78010UJR9	10.00%	80%	3	$971.32	$[ ]	100%	$[ ] / [ ]%	$[ ] / [ ]%

4215	United States Steel Corporation (X)	78010UJS7	11.75%	80%	3	$970.66	$[ ]	100%	$[ ] / [ ]%	$[ ] / [ ]%

4216	Delta Air Lines, Inc. (DAL)	78010UJT5	11.00%	80%	6	$966.52	$[ ]	100%	$[ ] / [ ]%	$[ ] / [ ]%

4217	Joy Global Inc. (JOY)	78010UJU2	8.75%	80%	6	$966.61	$[ ]	100%	$[ ] / [ ]%	$[ ] / [ ]%

4218	Michael Kors Holdings Limited (KORS)	78010UJV0	9.50%	80%	6	$967.34	$[ ]	100%	$[ ] / [ ]%	$[ ] / [ ]%

4219	PulteGroup Inc. (PHM)	78010UJW8	13.00%	80%	6	$965.70	$[ ]	100%	$[ ] / [ ]%	$[ ] / [ ]%

4220	Seagate Technology PLC (STX)	78010UJX6	10.50%	80%	6	$965.95	$[ ]	100%	$[ ] / [ ]%	$[ ] / [ ]%

4221	Valero Energy Corporation (VLO)	78010UJY4	8.25%	80%	6	$968.05	$[ ]	100%	$[ ] / [ ]%	$[ ] / [ ]%

 (1) The initial estimated value of each of the Notes (per $1,000 in principal amount) as of the date of this terms supplement is set forth in the table above, and is less than the price to public. The final pricing supplement relating to the Notes will set forth our estimate of the initial value of each of the Notes as of the Pricing Date, which will not more than $10.00 less than the applicable price set forth above.  The actual value of the Notes at any time will reflect many factors, cannot be predicted with accuracy, and may be less than this amount.  We describe our determination of the initial estimated value in more detail below. See also “Supplemental Plan of Distribution (Conflicts of Interest)” below.

 (2) The price to public for RevCons sold to certain advisory accounts will be 98.75% for the 3 month RevCons and 98.50% for the 6 month RevCons.  RBC Capital Markets, LLC will not receive an agent’s commission in connection with these sales.

RBC Capital Markets, LLC

Reverse Convertible Notes Each Linked to a Single Reference Stock

SUMMARY

The information in this “Summary” section is qualified by the more detailed information set forth in this terms supplement, the product prospectus supplement, the prospectus supplement, and the prospectus.

General:
This terms supplement relates to fifteen (15) separate Reverse Convertible Notes (“RevCons”) offerings.  Each RevCon offering is a separate offering of Notes linked to one, and only one, Reference Stock. Nine (9) of the Notes have a term of three months (“Three Month Notes”) and six (6) have a term of six months (“Six Month Notes”). The term of each Note is indicated above.  If you wish to participate in more than one RevCon offering, you must separately purchase the applicable Notes. The Notes offered by this terms supplement do not represent Notes linked to a basket of two or more of the Reference Stocks.

Issuer:	Royal Bank of Canada (“Royal Bank”)

Issue:	Senior Medium-Term Notes, Series F

Pricing Date:	November 26, 2013

Issuance Date:	November 29, 2013

Denominations:	Minimum denomination of $1,000, and integral multiples of $1,000 thereafter.

Designated Currency:	U.S. Dollars

Coupon Payment:	Each coupon will be paid in equal monthly payments. (30/360)

Coupon Payment Date(s):	The coupon will be paid on the last business day of each month during the term of the Note, except for the final coupon, which will be paid on the applicable Maturity Date.

Three Month Notes:

Valuation Date:	February 26, 2014

Maturity Date:	February 28, 2014

Six Month Notes:

Valuation Date:	May 27, 2014

Maturity Date:	May 29, 2014

Reference Stocks:	As set forth on the cover page.

Term:	As set forth on the cover page.

Initial Stock Price:	The closing price of the Reference Stock on the Pricing Date.

Final Stock Price:	The closing price of the Reference Stock on the applicable Valuation Date.

Payment at Maturity (if held to maturity):
For each $1,000 principal amount of the Notes, the investor will receive $1,000 plus any accrued and unpaid interest at maturity unless:

(i)           the Final Stock Price is less than the Initial Stock Price; and

(ii)          on any day during the Monitoring Period, the closing price of the Reference Stock is less than the Barrier Price.

If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount of the Notes, in addition to any accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value of those shares.  If we elect to deliver shares of the Reference Stock, fractional shares will be paid in cash.

Investors in the Notes could lose some or all of their investment at maturity if there has been a decline in the trading price of the applicable Reference Stock.

RBC Capital Markets, LLC
P2

Reverse Convertible Notes Each Linked to a Single Reference Stock

Monitoring Period:	From and excluding the Pricing Date to and including the applicable Valuation Date.

Monitoring Method:	Close of Trading Day

Physical Delivery Amount:
For each $1,000 principal amount, a number of shares of the Reference Stock equal to the principal amount divided by the Initial Stock Price, subject to adjustment as described in the product prospectus supplement.  If this number is not a round number, then the number of shares of the Reference Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Calculation Agent:	RBC Capital Markets, LLC

Secondary Market:
RBC Capital Markets, LLC (or one of its affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date.  The amount that an investor may receive upon sale of the Notes prior to maturity may be less than the principal amount of those Notes.

We may use this terms supplement in the initial sale of the RevCons. In addition, RBC Capital Markets, LLC or another of our affiliates may use this terms supplement in a market-making transaction in the RevCons after their initial sale. Unless we or our agent informs the purchaser otherwise in the confirmation of sale, this terms supplement is being used in a market-making transaction.

Listing:	None

Settlement:	DTC global notes

Terms Incorporated in the Master Note:
All of the terms appearing above the item captioned “Secondary Market” on the cover page and pages P2, P3 and P4 of this terms supplement and the terms appearing under the caption “General Terms of the Notes” in the product prospectus supplement.

RBC Capital Markets, LLC
P3

Reverse Convertible Notes Each Linked to a Single Reference Stock

ADDITIONAL TERMS OF YOUR NOTES

You should read this terms supplement together with the prospectus dated July 23, 2013, as supplemented by the prospectus supplement dated July 23, 2013 and the product prospectus supplement dated July 25, 2013, relating to our Senior Global Medium-Term Notes, Series F, of which these Notes are a part. Capitalized terms used but not defined in this terms supplement will have the meanings given to them in the product prospectus supplement. In the event of any conflict, this terms supplement will control. The Notes vary from the terms described in the product prospectus supplement in several important ways. You should read this terms supplement carefully.

This terms supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement dated July 23, 2013 and “Additional Risk Factors Specific to the Notes” in the product prospectus supplement dated July 25, 2013, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes. You may access these documents on the SEC website at www.sec.gov as follows (or if that address has changed, by reviewing our filings for the relevant date on the SEC website):

Prospectus dated July 23, 2013:
http://www.sec.gov/Archives/edgar/data/1000275/000121465913004043/f722130424b3.htm

Prospectus Supplement dated July 23, 2013:
http://www.sec.gov/Archives/edgar/data/1000275/000121465913004045/j716130424b3.htm

Product Prospectus Supplement dated July 25, 2013:
http://www.sec.gov/Archives/edgar/data/1000275/000121465913004072/s724130424b5.htm

Our Central Index Key, or CIK, on the SEC Website is 1000275.  As used in this terms supplement, the “Company,” “we,” “us,” or “our” refers to Royal Bank of Canada.

Royal Bank of Canada has filed a registration statement (including a product supplement, and prospectus supplement and a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this document relates. Before you invest, you should read those documents and the other documents relating to this offering that Royal Bank of Canada has filed with the SEC for more complete information about Royal Bank of Canada and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Royal Bank of Canada, any agent or any dealer participating in this offering will arrange to send you the product prospectus, the prospectus supplement and the prospectus if you so request by calling toll-free 866-609-6009.

RBC Capital Markets, LLC
P4

Reverse Convertible Notes Each Linked to a Single Reference Stock

HYPOTHETICAL EXAMPLES OF AMOUNTS PAYABLE AT MATURITY

The examples set forth below are provided for illustration purposes only.  The assumptions in each of the examples are purely hypothetical and do not relate to the actual performance of any Reference Stock.  The hypothetical terms do not represent the terms of an actual Note and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date.  We cannot predict the actual performance of any Reference Stock.

The table below illustrates the Payment at Maturity of the Notes (excluding the final Coupon), assuming an Initial Stock Price of $100, a Barrier Price of $80.00 and an initial investment of $1,000. Hypothetical Final Stock Prices are shown in the first column on the left.  For this purpose, we have assumed that there will be no anti-dilution adjustments to the Final Stock Price and no market disruption events. The second column shows the Payment at Maturity (as a percentage of the principal amount) in a case where the market price of the Reference Stock does not fall below the Barrier Price at any time during the Monitoring Period. The third column shows the Payment at Maturity (as a percentage of the principal amount) in a case where the market price of the Reference Stock does fall below the Barrier Price during the Monitoring Period.  The fourth column shows the Physical Delivery Amount as a number of shares of the Reference Stock. The fifth column shows the Cash Delivery Amount, should we elect to deliver the Cash Delivery Amount instead of the Physical Delivery Amount.

Hypothetical Final Stock Price	If the closing market price of the Reference Stock does not fall below the Barrier Price on any day during the Monitoring Period: Payment at Maturity as Percentage of Principal Amount	If the closing market price of the Reference Stock falls below the Barrier Price on any day during the Monitoring Period: Payment at Maturity as Percentage of Principal Amount	Physical Delivery Amount as Number of Shares of the Reference Stock	Cash Delivery Amount
$200.00	100.00%	100.00%	n/a	n/a
$175.00	100.00%	100.00%	n/a	n/a
$150.00	100.00%	100.00%	n/a	n/a
$125.00	100.00%	100.00%	n/a	n/a
$100.00	100.00%	100.00%	n/a	n/a
$90.00	100.00%	Physical or Cash Delivery Amount	10	$900
$80.00	100.00%	Physical or Cash Delivery Amount	10	$800
$79.90	n/a	Physical or Cash Delivery Amount	10	$799
$70.00	n/a	Physical or Cash Delivery Amount	10	$700
$60.00	n/a	Physical or Cash Delivery Amount	10	$600
$50.00	n/a	Physical or Cash Delivery Amount	10	$500
$25.00	n/a	Physical or Cash Delivery Amount	10	$250
$0.00	n/a	Physical or Cash Delivery Amount	10	$0.00

The Payments at Maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical Payments at Maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the Notes or on an investment in the Reference Stock.  Please read “Additional Risk Factors Specific to Your Notes” and “Hypothetical Returns on Your Notes” in the accompanying product prospectus supplement.

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments.  For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond purchased, and an option sold, by the investor (with an implicit option premium paid over time to the investor).  The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under “Supplemental Discussion of Canadian Tax Consequences” and “Supplemental Discussion of U.S. Federal Income Tax Consequences” in the accompanying product prospectus supplement.

RBC Capital Markets, LLC
P5

Reverse Convertible Notes Each Linked to a Single Reference Stock

SELECTED RISK CONSIDERATIONS

An investment in the Notes involves significant risks.  Investing in the Notes is not equivalent to investing directly in the applicable Reference Stock.  These risks are explained in more detail in the section “Additional Risk Factors Specific to Your Notes” in the product prospectus supplement.  In addition to the risks described in the prospectus supplement and the product prospectus supplement, you should consider the following:

•
Principal at Risk — Investors in the Notes could lose some or a substantial value of their principal amount if there is a decline in the trading price of the Reference Stock between the pricing date and the valuation date. The rate of interest payable on the Notes, which will be payable for less than one year, may not be sufficient to compensate for any such loss.

•
Market Disruption Events and Adjustments —The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement.  For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see “General Terms of the Notes—Consequences of Market Disruption Events” in the product prospectus supplement.

•
The Initial Estimated Value of the Notes Will Be Less than the Price to the Public.   The initial estimated value for each of the Notes set forth on the cover page and that will be set forth in the final pricing supplement for the Notes does not represent a minimum price at which we, RBCCM or any of our affiliates would be willing to purchase the Notes in any secondary market (if any exists) at any time.  If you attempt to sell the Notes prior to maturity, their market value may be lower than the price you paid for them and the initial estimated value.  This is due to, among other things, changes in the price of the applicable Reference Stock, the borrowing rate we pay to issue securities of this kind, and the inclusion in the price to the public of the underwriting discount and the estimated costs relating to our hedging of the Notes.  These factors, together with various credit, market and economic factors over the term of the Notes, are expected to reduce the price at which you may be able to sell the Notes in any secondary market and will affect the value of the Notes in complex and unpredictable ways.  Assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your Notes prior to maturity may be less than your original purchase price, as any such sale price would not be expected to include the underwriting discount and the hedging costs relating to the Notes. In addition to bid-ask spreads, the value of the Notes determined for any secondary market price is expected to be based on the secondary rate rather than the internal funding rate used to price the Notes and determine the initial estimated value.  As a result, the secondary price will be less than if the internal funding rate was used.  The Notes are not designed to be short-term trading instruments.  Accordingly, you should be able and willing to hold your Notes to maturity.

•
The Initial Estimated Value of the Notes on the Cover Page and that We Will Provide in the Final Pricing Supplement Are Estimates Only, Calculated as of the Time the Terms of the Notes Are Set. The initial estimated value of the Notes will be based on the value of our obligation to make the payments on the Notes, together with the mid-market value of the derivative embedded in the terms of the Notes.  See “Structuring the Notes” below.  Our estimates are based on a variety of assumptions, including our credit spreads, expectations as to dividends, interest rates and volatility, and the expected term of the Notes.  These assumptions are based on certain forecasts about future events, which may prove to be incorrect.  Other entities may value the Notes or similar securities at a price that is significantly different than we do.

The value of the Notes at any time after the pricing date will vary based on many factors, including changes in market conditions, and cannot be predicted with accuracy.  The value of each of the Notes is not expected to correlate with the value of any other Note.  As a result, the actual value you would receive if you sold the Notes in any secondary market, if any, should be expected to differ materially from the initial estimated value of your notes.

RBC Capital Markets, LLC
P6

Reverse Convertible Notes Each Linked to a Single Reference Stock

U.S. FEDERAL TAX INFORMATION

•
RevCon 4207 (BTU; CUSIP No: 78010UJJ7): [ ]% of each stated interest payment (11.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 4208 (CLF; CUSIP No: 78010UJK4): [ ]% of each stated interest payment (11.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 4209 (DDD; CUSIP No: 78010UJL2): [ ]% of each stated interest payment (13.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 4210 (FB; CUSIP No: 78010UJM0): [ ]% of each stated interest payment (11.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 4211 (KBH; CUSIP No: 78010UJN8): [ ]% of each stated interest payment (12.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 4212 (LULU; CUSIP No: 78010UJP3): [ ]% of each stated interest payment (9.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 4213 (NFLX; CUSIP No: 78010UJQ1): [ ]% of each stated interest payment (10.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 4214 (TSO; CUSIP No: 78010UJR9): [ ]% of each stated interest payment (10.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 4215 (X; CUSIP No: 78010UJS7): [ ]% of each stated interest payment (11.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 4216 (DAL; CUSIP No: 78010UJT5): [ ]% of each stated interest payment (11.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 4217 (JOY; CUSIP No: 78010UJU2): [ ]% of each stated interest payment (8.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 4218 (KORS; CUSIP No: 78010UJV0): [ ]% of each stated interest payment (9.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 4219 (PHM; CUSIP No: 78010UJW8): [ ]% of each stated interest payment (13.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 4220 (STX; CUSIP No: 78010UJX6): [ ]% of each stated interest payment (10.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 4221 (VLO; CUSIP No: 78010UJY4): [ ]% of each stated interest payment (8.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

Please see the discussion (including the opinion of our counsel Morrison & Foerster LLP) in the product prospectus supplement dated July 25, 2013 under “Supplemental Discussion of U.S. Federal Income Tax Consequences,” which applies to your Notes.

RBC Capital Markets, LLC
P7

Reverse Convertible Notes Each Linked to a Single Reference Stock

INFORMATION REGARDING THE ISSUERS OF THE REFERENCE STOCKS

Each Reference Stock is registered under the Securities Exchange Act of 1934 (the “Exchange Act”). Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission (the “SEC”).  Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at www.sec.gov.  In addition, information regarding each Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding each issuer of the Reference Stocks is derived from publicly available information.

We have not independently verified the accuracy or completeness of reports filed by each issuer with the SEC, information published by it on its respective website or in any other format, information about it obtained from any other source or the information provided below.

•
Peabody Energy Corporation mines and markets predominantly low sulfur coal, primarily for use by electric utilities. The company also trades coal and emission allowances. The company owns and operates mines in Arizona, Colorado, New Mexico and Wyoming, Illinois, Indiana, and Australia. The company also a minority interest in a Venezuelan mine through a joint venture. Its common stock trades on the New York Stock Exchange under the symbol “BTU.”

•
Cliffs Natural Resources Inc. is a diversified mining and natural resources company. The company mines for iron ore and coal in locations across North America, South America, and Australia. Its common stock trades on the New York Stock Exchange under the symbol “CLF.”

•
3D Systems Corporation develops, manufactures, and markets solid imaging systems designed to rapidly produce three-dimensional objects from computer-aided design and manufacturing-generated solid or surface data. The Company utilizes its systems to produce models, engineering prototypes, mold patterns, and other parts using CAD/CAM or other data supplied by its customers. Its common stock trades on the New York Stock Exchange under the symbol “DDD.”

•
Facebook,  Inc. operates a social networking website. The company's website allows people to communicate with their family, friends, and coworkers. The company develops technologies that facilitate the sharing of information, photographs, website links, and videos. Its Class A common stock trades on the Nasdaq Global Select Market under the symbol “FB.”

•
KB HOME builds single-family homes in the United States, primarily targeting first-time and first move-up homebuyers. The company has operating divisions in Arizona, California, Colorado, Florida, Georgia, Illinois, Nevada, Wisconsin, New Mexico, North Carolina, South Carolina, and Texas in the United States. The company also derives income from mortgage banking, title and insurance services. Its common stock trades on the New York Stock Exchange under the symbol “KBH.”

•
lululemon athletica inc. designs and retails athletic clothing. The company produces fitness pants, shorts, tops and jackets for yoga, dance, running, and general fitness. Its common stock trades on the Nasdaq Global Select Market under the symbol “LULU.”

•
Netflix Inc. is an online movie rental service. The company ships DVDs with no due dates or late fees, directly to the subscriber's address. Netflix also provides background information on DVD releases, including critic reviews, member reviews and ratings, and personalized movie recommendations. Its common stock trades on the Nasdaq Global Select Market under the symbol “NFLX.”

•
Tesoro Corporation refines and markets petroleum products, and provides transporting services. The company operates refineries, as well as a network of retail and refueling stations in the western United States. The company also markets gasoline and diesel fuel to independent marketers and commercial end users. Its common stock trades on the New York Stock Exchange under the symbol “TSO.”

•
United States Steel Corporation is an integrated steel producer flat-rolled and tubular products with production operations in North America and Europe. The company uses iron ore and coke as primary raw materials for steel production. Its common stock trades on the New York Stock Exchange under the symbol “X.”

•
Delta Air Lines, Inc. provides scheduled air transportation for passengers, freight, and mail over a network of routes throughout the United States and internationally. Its common stock trades on the New York Stock Exchange under the symbol “DAL.”

RBC Capital Markets, LLC
P8

Reverse Convertible Notes Each Linked to a Single Reference Stock

•
Joy Global Inc. manufactures and markets underground mining equipment and surface mining equipment. The company's equipment is used for the extraction of ores and minerals. Prior to December 6, 2011, its common stock traded on the NASDAQ OMX under the symbol “JOYG.” Its common stock trades on the New York Stock Exchange under the symbol “JOY.”

•
Michael Kors Holdings Limited is a global luxury lifestyle brand. The Company operates in retail, wholesale, and licensing with a strategically controlled global distribution network focused on company-operated retail stores, leading department stores, specialty stores and select licensing partners. Its ordinary shares trade on the New York Stock Exchange under the symbol “KORS.”

•
PulteGroup Inc. sells and constructs homes, and purchases, develops, and sells residential land and develops active adult communities. The company also provides mortgage financing, title insurance, and other services to home buyers. The company has operations in various markets across the United States and Puerto Rico. Its common stock trades on the New York Stock Exchange under the symbol “PHM.”

•
Seagate Technology PLC designs, manufactures, and markets hard disk drives for enterprise applications, client compute applications, client non-compute applications, personal data backup systems, portable external storage systems and digital media systems. The company also provides data storage services for businesses, including online backup, data protection and recovery solutions. Its ordinary shares trade on the Nasdaq Global Select Market under the symbol “STX.”

•
Valero Energy Corporation is an independent petroleum refining and marketing company that owns and operates refineries in the United States, Canada, and Aruba. The company produces conventional gasolines, distillates, jet fuel, asphalt, petrochemicals, lubricants, and other refined products as well as diesel fuel, low-sulfur and ultra-low-sulfur diesel fuel, and oxygenates. Its common stock trades on the New York Stock Exchange under the symbol “VLO.”

RBC Capital Markets, LLC
P9

Reverse Convertible Notes Each Linked to a Single Reference Stock

HISTORICAL INFORMATION

The following graphs set forth the recent historical performances of each of the Reference Stocks.  In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Reference Stock. The information provided in each table is for the four calendar quarters of 2010, 2011 and 2012, the first, second and third calendar quarters of 2013 and the period from October 1, 2013 to November 18, 2013. (No price provided in the table for a particular period indicates that such Reference Stock was not traded at such time.)

We obtained the information regarding the historical performance of the Reference Stocks in the charts below from Bloomberg Financial Markets.

We have not independently verified the accuracy or completeness of the information obtained from Bloomberg Financial Markets.  The historical performance of the Reference Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market prices of any Reference Stock on the applicable Valuation Date.  We cannot give you assurance that the performance of any Reference Stock will not result in the loss of all or part of your investment.

RBC Capital Markets, LLC
P10

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2010	3/31/2010	51.94	39.90	45.70
4/1/2010	6/30/2010	50.25	34.91	39.13
7/1/2010	9/30/2010	49.94	38.08	49.01
10/1/2010	12/31/2010	64.58	48.77	63.98

1/1/2011	3/31/2011	73.73	57.52	71.96
4/1/2011	6/30/2011	73.87	52.45	58.91
7/1/2011	9/30/2011	61.85	33.85	33.88
10/1/2011	12/30/2011	47.80	30.61	33.11

1/1/2012	3/30/2012	38.96	28.18	28.96
4/1/2012	6/29/2012	31.96	20.67	24.52
7/1/2012	9/28/2012	26.60	18.78	22.29
10/1/2012	12/31/2012	29.84	21.64	26.61

1/1/2013	3/28/2013	27.74	20.07	21.15
4/1/2013	6/28/2013	21.84	14.35	14.64
7/1/2013	9/30/2013	19.27	14.34	17.25
10/1/2013	11/18/2013	21.28	16.78	19.36

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P11

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2010	3/31/2010	73.95	39.14	70.95
4/1/2010	6/30/2010	76.14	46.65	47.16
7/1/2010	9/30/2010	68.83	44.38	63.92
10/1/2010	12/31/2010	80.40	61.95	78.01

1/1/2011	3/31/2011	101.58	79.15	98.28
4/1/2011	6/30/2011	102.39	80.38	92.45
7/1/2011	9/30/2011	102.00	51.10	51.17
10/1/2011	12/30/2011	74.36	47.32	62.35

1/1/2012	3/30/2012	78.85	59.40	69.26
4/1/2012	6/29/2012	71.60	44.41	49.29
7/1/2012	9/28/2012	50.89	32.25	39.13
10/1/2012	12/31/2012	46.50	28.05	38.56

1/1/2013	3/28/2013	40.40	17.95	19.01
4/1/2013	6/28/2013	23.73	15.50	16.25
7/1/2013	9/30/2013	25.95	15.41	20.50
10/1/2013	11/18/2013	28.98	19.88	27.50

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P12

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2010	3/31/2010	N/A	N/A	N/A
4/1/2010	6/30/2010	N/A	N/A	N/A
7/1/2010	9/30/2010	N/A	N/A	N/A
10/1/2010	12/31/2010	N/A	N/A	N/A

1/1/2011	3/31/2011	N/A	N/A	N/A
4/1/2011	6/30/2011	13.36	11.55	13.14
7/1/2011	9/30/2011	18.19	9.13	9.33
10/1/2011	12/30/2011	13.33	8.53	9.60

1/1/2012	3/30/2012	17.18	9.93	15.69
4/1/2012	6/29/2012	23.31	14.85	22.76
7/1/2012	9/28/2012	29.86	20.87	21.90
10/1/2012	12/31/2012	35.65	22.22	35.57

1/1/2013	3/28/2013	47.93	27.89	32.24
4/1/2013	6/28/2013	51.93	30.08	43.90
7/1/2013	9/30/2013	56.21	44.20	53.99
10/1/2013	11/18/2013	84.83	47.34	80.60

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P13

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2010	3/31/2010	N/A	N/A	N/A
4/1/2010	6/30/2010	N/A	N/A	N/A
7/1/2010	9/30/2010	N/A	N/A	N/A
10/1/2010	12/31/2010	N/A	N/A	N/A

1/1/2011	3/31/2011	N/A	N/A	N/A
4/1/2011	6/30/2011	N/A	N/A	N/A
7/1/2011	9/30/2011	N/A	N/A	N/A
10/1/2011	12/30/2011	N/A	N/A	N/A

1/1/2012	3/30/2012	N/A	N/A	N/A
4/1/2012	6/29/2012	43.00	25.52	31.12
7/1/2012	9/28/2012	32.88	17.55	21.65
10/1/2012	12/31/2012	28.87	18.80	26.63

1/1/2013	3/28/2013	32.50	24.73	25.58
4/1/2013	6/28/2013	29.07	22.67	24.86
7/1/2013	9/30/2013	51.59	24.15	50.24
10/1/2013	11/18/2013	54.82	45.26	45.84

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P14

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2010	3/31/2010	18.05	13.46	16.75
4/1/2010	6/30/2010	20.13	10.92	11.00
7/1/2010	9/30/2010	12.45	9.43	11.33
10/1/2010	12/31/2010	14.26	10.28	13.49

1/1/2011	3/31/2011	16.11	12.36	12.44
4/1/2011	6/30/2011	12.61	9.56	9.78
7/1/2011	9/30/2011	10.47	5.09	5.86
10/1/2011	12/30/2011	8.39	5.03	6.72

1/1/2012	3/30/2012	13.06	6.65	8.90
4/1/2012	6/29/2012	10.07	6.47	9.80
7/1/2012	9/28/2012	15.65	9.04	14.35
10/1/2012	12/31/2012	17.29	13.10	15.80

1/1/2013	3/28/2013	22.43	15.78	21.77
4/1/2013	6/28/2013	25.14	18.31	19.63
7/1/2013	9/30/2013	20.23	15.58	18.02
10/1/2013	11/18/2013	18.85	15.48	16.68

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P15

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2010	3/31/2010	21.20	12.88	20.75
4/1/2010	6/30/2010	23.25	17.59	18.61
7/1/2010	9/30/2010	23.29	15.54	22.36
10/1/2010	12/31/2010	37.30	21.27	34.21

1/1/2011	3/31/2011	45.47	32.69	44.53
4/1/2011	6/30/2011	57.09	41.21	55.91
7/1/2011	9/30/2011	64.48	44.28	48.65
10/1/2011	12/30/2011	59.46	41.70	46.66

1/1/2012	3/30/2012	76.65	46.90	74.68
4/1/2012	6/29/2012	81.09	56.23	59.63
7/1/2012	9/28/2012	78.96	52.23	73.94
10/1/2012	12/31/2012	77.82	65.11	76.23

1/1/2013	3/28/2013	77.96	61.61	62.35
4/1/2013	6/28/2013	82.50	59.60	65.52
7/1/2013	9/30/2013	74.80	62.92	73.09
10/1/2013	11/18/2013	77.74	65.73	66.86

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P16

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2010	3/31/2010	75.65	48.52	73.74
4/1/2010	6/30/2010	127.95	73.62	108.65
7/1/2010	9/30/2010	174.38	95.33	162.16
10/1/2010	12/31/2010	209.24	147.39	175.70

1/1/2011	3/31/2011	247.55	173.50	237.33
4/1/2011	6/30/2011	277.66	224.48	262.69
7/1/2011	9/30/2011	304.79	107.64	113.16
10/1/2011	12/30/2011	128.50	62.37	69.29

1/1/2012	3/30/2012	133.39	70.19	115.04
4/1/2012	6/29/2012	114.80	60.70	68.47
7/1/2012	9/28/2012	86.65	52.81	54.44
10/1/2012	12/31/2012	97.75	54.35	92.78

1/1/2013	3/28/2013	197.62	90.70	189.41
4/1/2013	6/28/2013	248.85	159.01	211.09
7/1/2013	9/30/2013	320.00	212.07	309.21
10/1/2013	11/18/2013	389.16	282.95	341.77

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P17

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2010	3/31/2010	15.33	11.49	13.90
4/1/2010	6/30/2010	14.43	10.76	11.67
7/1/2010	9/30/2010	13.49	10.40	13.36
10/1/2010	12/31/2010	18.94	12.80	18.54

1/1/2011	3/31/2011	27.96	17.60	26.83
4/1/2011	6/30/2011	28.74	20.40	22.91
7/1/2011	9/30/2011	25.78	17.83	19.47
10/1/2011	12/30/2011	29.60	17.44	23.36

1/1/2012	3/30/2012	30.14	21.50	26.84
4/1/2012	6/29/2012	27.27	20.77	24.96
7/1/2012	9/28/2012	42.36	24.84	41.90
10/1/2012	12/31/2012	45.41	35.28	44.05

1/1/2013	3/28/2013	59.90	39.85	58.55
4/1/2013	6/28/2013	65.75	48.00	52.32
7/1/2013	9/30/2013	57.98	43.65	43.98
10/1/2013	11/18/2013	55.87	40.91	55.38

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P18

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2010	3/31/2010	66.45	42.33	63.52
4/1/2010	6/30/2010	70.95	38.39	38.55
7/1/2010	9/30/2010	51.38	36.94	43.84
10/1/2010	12/31/2010	59.50	39.78	58.42

1/1/2011	3/31/2011	64.02	51.33	53.94
4/1/2011	6/30/2011	55.75	40.95	46.04
7/1/2011	9/30/2011	47.32	21.73	22.01
10/1/2011	12/30/2011	29.23	18.85	26.46

1/1/2012	3/30/2012	32.52	24.78	29.37
4/1/2012	6/29/2012	30.66	17.67	20.60
7/1/2012	9/28/2012	23.84	17.81	19.07
10/1/2012	12/31/2012	24.78	18.74	23.87

1/1/2013	3/28/2013	26.29	19.19	19.50
4/1/2013	6/28/2013	19.70	15.80	17.53
7/1/2013	9/30/2013	21.68	16.87	20.59
10/1/2013	11/18/2013	28.41	20.44	27.51

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P19

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2010	3/31/2010	14.90	10.93	14.59
4/1/2010	6/30/2010	14.94	10.90	11.75
7/1/2010	9/30/2010	12.80	9.60	11.64
10/1/2010	12/31/2010	14.54	10.96	12.60

1/1/2011	3/31/2011	13.21	9.71	9.80
4/1/2011	6/30/2011	11.60	8.92	9.17
7/1/2011	9/30/2011	9.41	6.46	7.50
10/1/2011	12/30/2011	9.12	6.65	8.09

1/1/2012	3/30/2012	11.57	7.84	9.91
4/1/2012	6/29/2012	12.25	9.78	10.95
7/1/2012	9/28/2012	11.25	8.42	9.16
10/1/2012	12/31/2012	12.04	9.11	11.87

1/1/2013	3/28/2013	17.24	11.97	16.51
4/1/2013	6/28/2013	19.43	13.95	18.71
7/1/2013	9/30/2013	24.10	18.31	23.59
10/1/2013	11/18/2013	28.69	23.63	28.12

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P20

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2010	3/31/2010	61.29	42.45	56.59
4/1/2010	6/30/2010	65.93	44.25	50.09
7/1/2010	9/30/2010	72.00	48.05	70.32
10/1/2010	12/31/2010	88.21	67.72	86.75

1/1/2011	3/31/2011	100.58	83.80	98.81
4/1/2011	6/30/2011	103.44	82.61	95.24
7/1/2011	9/30/2011	101.44	62.20	62.38
10/1/2011	12/30/2011	93.84	57.48	74.97

1/1/2012	3/30/2012	96.00	70.14	73.50
4/1/2012	6/29/2012	77.63	50.90	56.73
7/1/2012	9/28/2012	63.68	47.69	56.06
10/1/2012	12/31/2012	67.00	53.83	63.78

1/1/2013	3/28/2013	69.17	57.23	59.52
4/1/2013	6/28/2013	61.75	48.51	48.53
7/1/2013	9/30/2013	54.82	47.84	51.04
10/1/2013	11/18/2013	59.35	50.07	56.35

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P21

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2010	3/31/2010	N/A	N/A	N/A
4/1/2010	6/30/2010	N/A	N/A	N/A
7/1/2010	9/30/2010	N/A	N/A	N/A
10/1/2010	12/31/2010	N/A	N/A	N/A

1/1/2011	3/31/2011	N/A	N/A	N/A
4/1/2011	6/30/2011	N/A	N/A	N/A
7/1/2011	9/30/2011	N/A	N/A	N/A
10/1/2011	12/30/2011	27.58	23.51	27.25

1/1/2012	3/30/2012	50.64	25.50	46.59
4/1/2012	6/29/2012	49.50	35.50	41.84
7/1/2012	9/28/2012	57.35	37.77	53.18
10/1/2012	12/31/2012	58.61	46.69	51.03

1/1/2013	3/28/2013	65.10	49.99	56.79
4/1/2013	6/28/2013	66.18	51.63	62.02
7/1/2013	9/30/2013	78.62	60.08	74.52
10/1/2013	11/18/2013	83.13	70.59	80.95

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P22

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2010	3/31/2010	11.91	9.99	11.25
4/1/2010	6/30/2010	13.91	8.25	8.28
7/1/2010	9/30/2010	9.31	7.70	8.76
10/1/2010	12/31/2010	8.92	6.13	7.52

1/1/2011	3/31/2011	8.69	6.52	7.40
4/1/2011	6/30/2011	8.44	6.79	7.66
7/1/2011	9/30/2011	7.86	3.41	3.95
10/1/2011	12/30/2011	6.58	3.29	6.31

1/1/2012	3/30/2012	9.69	6.37	8.85
4/1/2012	6/29/2012	10.81	7.63	10.70
7/1/2012	9/28/2012	17.47	9.96	15.50
10/1/2012	12/31/2012	18.86	14.55	18.16

1/1/2013	3/28/2013	21.97	17.98	20.24
4/1/2013	6/28/2013	24.47	17.46	18.97
7/1/2013	9/30/2013	20.57	14.23	16.50
10/1/2013	11/18/2013	18.63	15.28	18.28

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P23

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2010	3/31/2010	21.58	16.48	18.26
4/1/2010	6/30/2010	20.89	13.00	13.04
7/1/2010	9/30/2010	15.28	9.84	11.78
10/1/2010	12/31/2010	16.33	11.30	15.03

1/1/2011	3/31/2011	15.33	12.26	14.40
4/1/2011	6/30/2011	18.32	14.14	16.16
7/1/2011	9/30/2011	17.16	9.96	10.28
10/1/2011	12/30/2011	18.60	9.05	16.40

1/1/2012	3/30/2012	28.62	16.21	26.95
4/1/2012	6/29/2012	32.54	21.62	24.73
7/1/2012	9/28/2012	35.70	23.86	31.00
10/1/2012	12/31/2012	31.49	24.90	30.48

1/1/2013	3/28/2013	37.94	30.26	36.56
4/1/2013	6/28/2013	45.50	33.22	44.83
7/1/2013	9/30/2013	47.82	37.18	43.74
10/1/2013	11/18/2013	50.66	43.56	48.50

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P24

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2010	3/31/2010	19.16	15.64	18.00
4/1/2010	6/30/2010	19.63	14.84	16.42
7/1/2010	9/30/2010	16.79	14.16	15.99
10/1/2010	12/31/2010	21.65	15.68	21.12

1/1/2011	3/31/2011	28.28	21.02	27.24
4/1/2011	6/30/2011	28.43	20.97	23.36
7/1/2011	9/30/2011	24.75	16.23	16.24
10/1/2011	12/30/2011	24.46	14.98	19.23

1/1/2012	3/30/2012	26.20	17.47	23.54
4/1/2012	6/29/2012	24.24	18.27	22.06
7/1/2012	9/28/2012	31.38	21.44	28.94
10/1/2012	12/31/2012	31.51	25.48	31.17

1/1/2013	3/28/2013	44.64	31.10	41.55
4/1/2013	6/28/2013	42.69	33.28	34.77
7/1/2013	9/30/2013	37.49	33.00	34.15
10/1/2013	11/18/2013	43.77	33.21	42.92

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P25

Reverse Convertible Notes Each Linked to a Single Reference Stock

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)
We expect that delivery of the Notes will be made against payment for the Notes on or about November 29, 2013, which is the second (2nd) business day following the Pricing Date (this settlement cycle being referred to as “T+2”). See “Plan of Distribution” in the prospectus supplement.

For additional information as to the relationship between us and RBC Capital Markets, LLC, please see the section “Plan of Distribution—Conflicts of Interest” in the prospectus.

STRUCTURING THE NOTES

The Notes are our debt securities, the return on which is linked to the performance of the applicable Reference Stock.  As is the case for all of our debt securities, including our structured notes, the economic terms of the Notes reflect our actual or perceived creditworthiness at the time of pricing.  In addition, because structured notes result in increased operational, funding and liability management costs to us, we typically borrow the funds under these Notes at a rate that is more favorable to us than the rate that we might pay for a conventional fixed or floating rate debt security of comparable maturity.  Using this relatively lower implied borrowing rate rather than the secondary market rate, is a factor that is likely to reduce the initial estimated value of the Notes at the time their terms are set. Unlike the estimated value included in this terms supplement or in the final pricing supplement, any value of the Notes determined for purposes of a secondary market transaction may be based on a different funding rate, which may result in a lower value for the Notes than if our initial internal funding rate were used.

In order to satisfy our payment obligations under the Notes, we may choose to enter into certain hedging arrangements (which may include call options, put options or other derivatives) on the issue date with RBCCM or one of our other subsidiaries.  The terms of these hedging arrangements take into account a number of factors, including our creditworthiness, interest rate movements, the volatility of the applicable Reference Stock, and the tenor of the Notes.  The economic terms of the Notes and their initial estimated value depend in part on the terms of these hedging arrangements.

The lower implied borrowing rate is a factor that reduces the economic terms of the Notes to you.  The initial offering price of the Notes also reflects the underwriting commission and our estimated hedging costs.  These factors result in the initial estimated value for the Notes on the pricing date being less than their public offering price.  See “Selected Risk Considerations—The Initial Estimated Value of the Notes Will Be Less than the Price to the Public” above.

RBC Capital Markets, LLC
P26

RBC Capital Markets®
REVERSE CONVERTIBLE NOTES I RBC STRUCTURED NOTES
Reverse Convertible Notes Each Linked to a Single Reference Stock

KEY TERMS

•	Reference Stock: One of the 15 different Reference Stocks indicated in the preliminary terms supplement.
•	Coupon Rate: Payable monthly, at the rate specified in the preliminary terms supplement.
•	Barrier Price: As specified in the preliminary terms supplement.
•	Term: 3 months or 6 months, as specified in the preliminary terms supplement.

INVESTMENT THESIS

•
Receive a fixed monthly coupon for the term of the note, in exchange for the possible loss of principal if the value of the applicable Reference Stock declines and if that Reference Stock closes below the applicable Barrier Price during the applicable Monitoring Period.

KEY RISK FACTORS

•	The notes are subject to Royal Bank of Canada’s credit risk.
•	The notes are not principal protected.
•	You could lose some or all of your investment at maturity if there has been a decline in the trading price of the applicable Reference Stock.
•	You could receive at maturity shares of the applicable Reference Stock or the cash value of those shares.
•	The notes are likely to have limited liquidity.

TAX

•
Each investor will agree to treat the notes as an investment unit consisting of (i) a non-contingent debt instrument subject to the rules governing short-term debt instruments and (ii) a Put Option for U.S. federal income tax purposes, as described in more detail in the product prospectus supplement.

ORDER DEADLINE

•	RBCCM will accept orders to purchase the notes until 12:00 p.m., New York City time, on November 26, 2013.

PRICING DATE: November 26, 2013	I	ISSUE DATE: November 29, 2013
IRS Circular 230 Notice:  To ensure compliance with IRS Circular 230, you are hereby notified that: (a) any discussion of federal tax issues contained or referred to herein is not intended or written to be used, and cannot be used, by you for the purpose of avoiding penalties that may be imposed on you under the Internal Revenue Code; (b) such discussion is written in connection with the promotion or marketing by us of the transactions or matters addressed herein; and (c) you should seek advice based on your particular circumstances from an independent tax advisor.